Exhibit 99.2

AUGUST 3, 2022

GLAUKOS CORPORATION (NYSE: GKOS)

SECOND QUARTER 2022 IN REVIEW

Important Information

This document is intended to be read by investors in advance of regularly scheduled quarterly conference calls and was designed to provide a review of Glaukos Corporation’s recent financial and operational performance and general business outlook.

Please see “Forward-Looking Statements” and “Statement Regarding Use of Non-GAAP Financial Measures” in the Additional Information section of this document.

Conference Call Information

Date:	August 3, 2022

Time:	4:30 p.m. ET / 1:30 p.m. PT

Dial-in numbers:	1-888-210-2212 (U.S.), 1-646-960-0390 (International)

Confirmation ID:	7935742

Live webcast:	Events page at the Glaukos Investor Relations website at http://investors.glaukos.com or at this link.

Webcast replay:	A replay of the webcast will be archived on the Glaukos Investor Relations website following completion of the call.

AUGUST 3, 2022

SECOND QUARTER 2022 FINANCIAL RESULTS SUMMARY

Business Description

Ophthalmic medical technology and pharmaceutical company focused on developing and commercializing novel, dropless platform therapies designed to disrupt the conventional standard of care and improve outcomes for patients suffering from chronic eye diseases

Disease Categories	Glaucoma Corneal Health Retinal Disease
Revenue (Growth)	2Q 2022 $72.7 million (-7% vs. 2Q 2021; -5% constant currency vs. 2Q 2021) (+7% vs. 1Q 2022; +9% constant currency vs. 1Q 2022)
Gross Margin (Non-GAAP)	2Q 2022 83.1% (versus 84.4% in 2Q 2021)
Cash & Cash Equivalents, Short-Term Investments, and Restricted Cash	$400.3 million as of June 30, 2022 (versus $423.5 million as of December 31, 2021, and $424.8 million as of March 31, 2022)
Updated Guidance	FY 2022 global consolidated revenues of $275 - $280 million expected (versus $270 - $275 million previously)

See “Statement Regarding Use of Non-GAAP Financial Measures” and the Non-GAAP reconciliations included within the Additional Information section of this document. Reconciliations for each of constant currency revenue growth, Non-GAAP Gross Margin, Non-GAAP OPEX, and Non-GAAP Earnings Per Share to the most directly comparable GAAP financial measure are provided.

AUGUST 3, 2022

Revenue Performance & Commercial Overview

Global Consolidated Revenue Performance

Glaukos reported second quarter net revenues of $72.7 million that were down 7% versus the second quarter of 2021 on a reported basis or down 5% on a constant currency basis versus 2Q 2021. As a reminder, 2Q 2021 was a challenging comparable period as it was the strongest of the year for most of our Med Tech peers and Glaukos. On a sequential basis, we delivered QoQ reported growth of 7%, or 9% on a constant currency basis, versus 1Q 2022. Our second quarter performance reflected continued execution across our global Glaucoma and Corneal Health franchises amidst U.S. combination-cataract glaucoma headwinds associated with the 2022 CMS Physician Fee reimbursement cut, foreign exchange headwinds internationally, sporadic commercial payor reimbursement challenges in our Corneal Health franchise, and COVID dynamics globally.

Franchise Revenue Performance

AUGUST 3, 2022

U.S. Glaucoma

Our second quarter U.S. Glaucoma net revenues were approximately $38.2 million, down 18% year-over-year on a tough comparison but up 13% quarter-over-quarter reflecting a combination of pandemic-related disruptions and the 2022 CMS final Physician Fee reimbursement cuts. Despite the impact of these dynamics, as expected, we’ve been very pleased with the execution of our commercial strategies and the resiliency of our combo-cataract iStent® franchise in the face of the reimbursement headwinds thus far in 2022.

We remain focused on innovating and expanding the sight-saving tools available to surgeons to improve overall care for ophthalmic patients. One such new technology is iAccess™, our trabecular trephine device, for which we commenced full U.S. commercial launch activities in the latter part of the first quarter. Initial feedback from surgeons who have performed a goniotomy with iAccess has been positive where they most commonly cite the technology’s differentiated tissue-sparing approach to creating an extensive opening to Schlemm’s canal across multiple clock hours. Surgeon adoption and utilization of iAccess continues to grow and market feedback remains positive. During the latter part of the second quarter, we also commenced initial commercial launch activities for iPRIME™, our innovative new viscoelastic delivery device. While we remain in the very early stages of iPRIME’s controlled launch, this novel tool adds to our expanding portfolio of minimally-invasive solutions designed to grow and improve treatment options for our surgeon customers and patients.

We acknowledge that we will continue to face near-term headwinds in combination-cataract glaucoma domestically based on the cuts in professional reimbursement for trabecular stents that remain substantially below more invasive alternatives, and as such, we will remain prudent as it relates to forward guidance as we navigate the year ahead but continue to feel confident in our ability to execute our strategy as we continue to bring complementary technologies to market in the quarters ahead.

International Glaucoma

Our second quarter International Glaucoma net revenues were approximately $17.9 million, representing year-over-year growth of 9%, or 20% on a constant currency basis, versus 2Q 2021. Growth internationally during the second quarter was broad-based, but somewhat offset by intermittent COVID disruptions and most notably unfavorable foreign exchange headwinds. Early launch activities of the PRESERFLO® MicroShunt® in Australia and Canada continue to go well and our overall performance in key markets such as Japan and France highlighted the strong quarter. We remain early in our penetration of the international opportunity and continue to make significant investments in our commercial sales and market access efforts in existing markets globally while selectively pursuing geographic expansion opportunistically.

Corneal Health

Our second quarter Corneal Health net revenues were approximately $16.6 million, representing year-over-year growth of 8% versus 2Q 2021. The second quarter performance was driven by U.S. Photrexa® sales of $13.5 million along with a continued trend of healthy new U.S. Photrexa account starts, partially offset by sporadic reimbursement volatility. This type of commercial payor reimbursement volatility is not uncommon in rare diseases such as keratoconus. In response, we are proactively adjusting resources and increasing our market access coverage of commercial payors to support our goal to improve access to care for keratoconus patients.

AUGUST 3, 2022

Additional Commercial Updates & Commentary

We have had several additional positive commercial updates worth highlighting here:

✓	Commenced commercial launch activities in the U.S. for iAccess late in the first quarter of 2022
✓	Commenced initial commercial launch activities in the U.S. for iPRIME late in the second quarter of 2022
✓	Actively preparing for U.S. commercial launch of iStent infinite® following receipt of FDA clearance

Developed by Glaukos in partnership with ophthalmic surgeons, iAccess is designed to deliver outflow through the trabecular meshwork into Schlemm’s canal. When medically necessary, goniotomy with iAccess is designed to be unrestricted in its ability to provide an extensive opening to Schlemm’s canal while preserving up to 95% more anatomy vs other tissue removal procedures.

iPRIME is a novel, truly minimally-invasive viscoelastic delivery system that further supports the needs of physicians and patients by providing the delivery of viscoelastic during ophthalmic surgery. This technology further expands Glaukos’ broad portfolio of innovative ophthalmic solutions and is consistent with our longstanding position on the value of minimally-invasive therapies. We believe iPRIME will be another important tool that supports the needs of physicians and patients.

The iStent infinite is a three-stent device designed for use in a standalone procedure to reduce elevated IOP in glaucoma patients. It includes three heparin-coated titanium stents preloaded into an auto-injection system that allows the surgeon to inject stents across a span of up to approximately six clock hours around Schlemm’s canal, the eye’s primary drainage channel. Once in place, the stents are designed to lower IOP by restoring the natural, physiological outflow of aqueous humor. Supported by strong pivotal data highlighting favorable safety and effectiveness, we believe iStent infinite may provide ophthalmic surgeons with a compelling new treatment alternative in a standalone procedure for patients with open-angle glaucoma uncontrolled by prior surgical and medical therapy.

AUGUST 3, 2022

2022 Updated Revenue Guidance

Glaukos expects full year 2022 global consolidated net sales of $275 - $280 million, up from its previous guidance of $270 - $275 million. This upwardly-revised guidance attempts to take into consideration:

•	The estimated impact on U.S. Glaucoma volumes from the 2022 CMS Final Rule related to professional fee reimbursement for combination-cataract trabecular bypass surgery
•	Heightened competition in combo-cataract MIGS globally in 2022
•	Potential modest early launch contributions from iAccess, iPRIME, and iStent infinite as 2022 progresses
•	Potential for ongoing Corneal Health sporadic reimbursement volatility
•	The latest foreign currency exchange rates (which were a significant headwind in the first half of 2022)
•	Customer account staffing constraints
•	COVID-19 headwinds based on the facts and circumstances as they exist today

We would also remind investors to factor in our typical underlying seasonality patterns and COVID-related trends and risks that are outside of our control.

AUGUST 3, 2022

Research & Development / Pipeline Overview

Pipeline Summary

Our five key dropless technology therapy platforms designed to disrupt traditional treatment paradigms and generate cascades of future innovation are as follows:

5

iStent® micro-scale surgical devices
1	iDose® sustained-release pharmaceuticals
2	iLution™ transdermal pharmaceuticals
3	iLink™ bio-activated pharmaceuticals
4	Retina XR™ bio-erodible sustained-release pharmaceuticals

Glaukos Pipeline Summary

Market	Platform	Product	Indication	U.S. Status
GLAUCOMA	1 **iStent** micro-surgical device	iPRIME	Delivery of viscoelastic during ophthalmic surgery	FDA Clearance Received
		iAccess	Manual cutting of TM during ophthalmic surgery	FDA Clearance Received
		iStent / iStent inject / iStent inject W	Mild-to-moderate primary open-angle glaucoma in combination with cataract surgery	FDA Approved
		iStent infinite	Glaucoma (failed on prior medical and surgical therapy) - Standalone	FDA Clearance Received
		iStent infinite	Earlier Intervention Glaucoma Standalone	IDE Pending
		PRESERFLO MicroShunt	Advanced-Refractory Glaucoma Standalone	PMA non-approved; internal review ongoing
	2 **iDose** sustained-release pharmaceutical	iDose TR	Ocular Hypertension - Refractory Glaucoma	Phase 3
		iDose TREX	Ocular Hypertension - Refractory Glaucoma	Pre-clinical
		iDose ROCK	Ocular Hypertension - Refractory Glaucoma	Pre-clinical
	3 **iLution** transdermal sustained-release pharmaceutical	GLK-311	Glaucoma	Pre-clinical
CORNEA		GLK-301	Dry Eye Disease	Phase 2; enrollment completed
		GLK-302	Presbyopia	Phase 2; actively enrolling
			Blepharitis	Pre-clinical
	4 **iLink** bioactivated pharmaceutical	Photrexa (Epi-off)	Keratoconus	FDA Approved
		Epioxa (Epi-on)	Keratoconus	Phase 3
		Third-Generation	Keratoconus	Phase 2; actively enrolling
RETINA	5 **Retina XR** bio-erodible sustained-release pharmaceutical	GLK-401 (IVT Multi-Kinase Inhibitor)	Age-Related Macular Degeneration (AMD) Diabetic Macular Edema (DME)	Pre-clinical
		GLK-411 (IVT Triamcinolone)	DME	Pre-clinical

AUGUST 3, 2022

Key R&D and Pipeline Updates

We are continuing to successfully invest in and advance our fulsome pipeline of core novel platforms, supported by over $350 million of self-funded investment into our R&D programs since 2018 alone. Recent updates in our pipeline include:

✓	iStent infinite, the first-ever micro-invasive implantable device indicated for use as a standalone glaucoma treatment, received FDA 510(k) clearance
✓	Patient enrollment completion in Phase 2 clinical trial for GLK-301 (iLution – Dry Eye Disease) during the second quarter of 2022
✓	Continued patient enrollment in Phase 2 clinical trial for GLK-302 (iLution – Presbyopia); enrollment completion targeted for the third quarter of 2022
✓	iDose TR pre-submission activities ongoing
✓	Epioxa™ (Epi-on) pre-submission activities ongoing
✓	Continued patient enrollment in Phase 2 Corneal Health clinical program for third-generation iLink therapy
✓	PRESERFLO MicroShunt
o	U.S. FDA discussions ongoing
o	Regulatory activities to seek approval in Latin America underway

AUGUST 3, 2022

Other Financial Performance Overview

As a reminder, we discuss our financial performance on a non-GAAP or pro forma basis and summarize our GAAP performance. We encourage investors to review our GAAP to non-GAAP reconciliation which can be found in our earnings press release, the Additional Information section contained herein, as well as the Investor Relations section of our website.

Second quarter 2022 financial performance summary:

	2022: ($30.4M) 2021: ($6.8M) Loss (Non-GAAP) 2022: ($39.1M) 2021: ($10.1M) EPS (Non-GAAP) 2022: ($0.83) 2021: ($0.22)	($30.4M) ($10.0M) ($20.4M) 2022 Net Loss: ($39.1M) ($10.0M) ($29.1M) 2022 EPS: ($0.83) ($0.21) ($0.62)	($6.8M) ($5.0M) ($1.8M) 2021 Net Loss: ($10.1M) ($5.0M) ($5.1M) 2Q 2021 EPS: ($0.22) ($0.11) ($0.11)
Gross Margin (Non-GAAP)	2Q 2022: 83% 2Q 2021: 84% YoY ∆: -130bps	• Please note that our non-GAAP adjustments to cost of goods sold include substantial amounts related to Avedro acquisition accounting • YoY decrease reflects impacts of geographic mix, FX and inflation
SG&A (Non-GAAP)	2Q 2022: $49.0M 2Q 2021: $43.6M YoY ∆: +12%	• 14% sequential increase vs $43.1M in 1Q 2022 • YoY and QoQ increases reflect commercial and G&A investments globally and new product launch activities
R&D (Non-GAAP)	2Q 2022: $31.7M 2Q 2021: $24.1M YoY ∆: +31%	• 19% sequential increase vs $26.8M in 1Q 2022 • YoY and QoQ increases reflect continued investment in and advancement of R&D programs and clinical trial activities
SG&A + R&D (Non-GAAP)	2Q 2022: $80.8M 2Q 2021: $67.8M YoY ∆: +19%	• 16% sequential increase vs $69.8M in 1Q 2022
Earnings*	Op Loss (Non-GAAP) 2Q 2022: ($30.4M) 2Q 2021: ($6.8M) Net Loss (Non-GAAP) 2Q 2022: ($39.1M) 2Q 2021: ($10.1M) Diluted EPS (Non-GAAP) 2Q 2022: ($0.83) 2Q 2021: ($0.22)	2Q 2022 Operating Loss: Non-GAAP: ($30.4M) IPR&D: ($10.0M) ($20.4M) 2Q 2022 Net Loss: Non-GAAP: ($39.1M) IPR&D: ($10.0M) ($29.1M) 2Q 2022 EPS: Non-GAAP: ($0.83) IPR&D: ($0.21) ($0.62)	2Q 2021 Operating Loss: Non-GAAP: ($6.8M) IPR&D: ($5.0M) ($1.8M) 2Q 2021 Net Loss: Non-GAAP: ($10.1M) IPR&D: ($5.0M) ($5.1M) 2Q 2021 EPS: Non-GAAP: ($0.22) IPR&D: ($0.11) ($0.11)

*Non-GAAP figures include a $10 million and a $5 million in-process R&D charge associated with upfront payments related to the execution of licensing agreements in 2Q 2022 and 2Q 2021, respectively. Beginning this quarter, we are no longer excluding certain in-process R&D charges for non-GAAP reporting and disclosure purposes, in response to and accordance with the Securities and Exchange Commission’s (SEC) most recent industry correspondence on this matter. In light of this recent change in presentation of our non-GAAP financial measures, we believe disclosure of the additional information provided above will help investors understand the impact of these charges on the Company’s operating results and facilitate a comparison of the Company’s results of operations to prior periods when such charges were excluded from the Company’s non-GAAP financial measures.

AUGUST 3, 2022

CapEx	2Q 2022: $9.4M 2Q 2021: $11.4M YoY ∆: ($2.0M)

•

Capital expenditures remained elevated versus historical levels, a trend expected to continue before moderating to levels more consistent with historical norms over the course of 2023

•

2Q YoY decline primarily due to the substantial completion of new Aliso Viejo, CA facilities

Cash	2Q 2022: ~$400M 1Q 2022: ~$425M QoQ ∆: ($25M)	• Operating expenses and elevated capital investments

Other Important Updates

➢	iVeena Licensing Agreement
o

During the second quarter, we entered into an exclusive licensing agreement with iVeena Delivery Systems, Inc. under which iVeena granted Glaukos a global exclusive license to iVeena’s proprietary technologies, including certain chemical compositions for the treatment of keratoconus.

o

IVMED-80 is iVeena’s lead investigational candidate, a proprietary non-surgical, non-invasive, disease modifying intervention with FDA orphan designation that upregulates lysyl oxidase (LOX) and induces corneal crosslinking pharmacologically.

o	This is a very early-stage program and is complementary to our iLink platform.
o	This licensing agreement demonstrates our ongoing commitment to this category and in providing treatment and access to care for keratoconus patients.
o	Pursuant to the terms of the License Agreement, we made a one-time payment to iVeena of $10.0 million. The transaction was accrued for in 2Q 2022 and paid for in full in 3Q 2022.
o

Importantly, we recorded this charge in both GAAP and non-GAAP OPEX, which is a change versus our previous methodology to exclude certain in-process R&D charges for non-GAAP purposes. This change is the result of the SEC’s most recent industry correspondence on this matter.

AUGUST 3, 2022

Additional Information

AUGUST 3, 2022

Forward-Looking Statements

This communication contains “forward-looking statements” within the meaning of federal securities laws. All statements other than statements of historical facts included in this presentation that address activities, events or developments that we expect, believe or anticipate will or may occur in the future are forward-looking statements. These statements are based on management’s current expectations, assumptions, estimates and beliefs. Although we believe that we have a reasonable basis for forward-looking statements contained herein, we caution you that they are based on current expectations about future events affecting us and are subject to risks, uncertainties and factors relating to our operations and business environment, all of which are difficult to predict and many of which are beyond our control, that may cause our actual results to differ materially from those expressed or implied by forward-looking statements in this presentation. These potential risks and uncertainties that could cause actual results to differ materially from those described in forward-looking statements include, without limitation, uncertainties regarding the duration and severity of the COVID-19 pandemic and its impact on our business; the impact of general macroeconomic conditions; the reduced physician fee and ASC facility fee reimbursement rate finalized by CMS for 2022 for procedures utilizing the Company’s iStent family of products and its impact on our U.S. combo-cataract glaucoma revenue; our ability to continue to generate sales of our commercialized products and develop and commercialize additional products; our dependence on a limited number of third-party suppliers, some of which are single-source, for components of our products; the occurrence of a crippling accident, natural disaster, or other disruption at our primary facility, which may materially affect our manufacturing capacity and operations; securing or maintaining adequate coverage or reimbursement by third-party payors for procedures using the iStent, the iStent inject, the iStent inject W, iAccess, iPRIME, iStent infinite, our corneal cross-linking products or other products in development; our ability to properly train, and gain acceptance and trust from ophthalmic surgeons in the use of our products; our ability to compete effectively in the medical device industry and against current and future technologies (including MIGS technologies); our compliance with federal, state and foreign laws and regulations for the approval and sale and marketing of our products and of our manufacturing processes; the lengthy and expensive clinical trial process and the uncertainty of timing and outcomes from any particular clinical trial or regulatory approval processes; the risk of recalls or serious safety issues with our products and the uncertainty of patient outcomes; our ability to protect, and the expense and time-consuming nature of protecting our intellectual property against third parties and competitors and the impact of any claims against us for infringement or misappropriation of third party intellectual property rights and any related litigation; and our ability to service our indebtedness. These and other known risks, uncertainties and factors are described in detail under the caption “Risk Factors” and elsewhere in our filings with the Securities and Exchange Commission (SEC), including our Quarterly Report on Form 10-Q for the quarter ended March 31, 2022, which was filed with the SEC on May 5, 2022, and will also be included in our Quarterly Report on Form 10-Q for the quarter ended June 30, 2022, which we expect to file on or before August 9, 2022. Our filings with the SEC are available in the Investor Section of our website at www.glaukos.com or at www.sec.gov. In addition, information about the risks and benefits of our products is available on our website at www.glaukos.com. All forward-looking statements included in this press release are expressly qualified in their entirety by the foregoing cautionary statements. You are cautioned not to place undue reliance on the forward-looking statements in this press release, which speak only as of the date hereof. We do not undertake any obligation to update, amend or clarify these forward-looking statements whether as a result of new information, future events or otherwise, except as may be required under applicable securities law.

AUGUST 3, 2022

Statement Regarding Use of Non-GAAP Financial Measures

To supplement the consolidated financial results prepared in accordance with Generally Accepted Accounting Principles ("GAAP"), the Company uses certain non-GAAP historical financial measures. Management makes adjustments to the GAAP measures for items (both charges and gains) that (a) do not reflect the core operational activities of the Company, (b) are commonly adjusted within the Company's industry to enhance comparability of the Company's financial results with those of its peer group, or (c) are inconsistent in amount or frequency between periods (albeit such items are monitored and controlled with equal diligence relative to core operations). The Company uses the term "Non-GAAP" to exclude external acquisition-related costs incurred to effect a business combination; amortization of intangible assets acquired in a business combination, asset purchase transaction or other contractual relationship; impairment of goodwill and intangible assets; certain in-process R&D charges; fair value adjustments to contingent consideration liabilities and pre-acquisition contingencies arising from a business combination; integration and transition costs related to business combinations; fair market value adjustments to inventories acquired in a business combination or asset purchase transaction; restructuring charges, duplicative operating expenses, or asset write-offs (or reversals) associated with exiting or significantly downsizing a business; gain or loss from the sale of a business; gain or loss on the mark-to-market adjustment, impairment, or sale of long-term investments; mark-to-market adjustments on derivative instruments that hedge income or expense exposures in a future period; significant legal litigation costs and/or settlement expenses or proceeds legal and other associated expenses that are both unusual and significant related to governmental or internal inquiries; and significant discrete income and other tax adjustments related to transactions as well as changes in estimated acquisition-date tax effects associated with business combinations, and the impact from implementation of tax law changes and settlements. In addition, we also present certain revenue information on a constant currency basis to exclude fluctuations in currency exchange rates that impact the comparative results and sales growth rates of the Company's business as compared to historical financial results. See “Primary GAAP to Non-GAAP Reconciliations” for a reconciliation of each non-GAAP measure presented to the comparable GAAP financial measure.

AUGUST 3, 2022

GAAP Income Statement

GLAUKOS CORPORATION

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(unaudited)

(in thousands, except per share amounts)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2022	2021	2022	2021
Net sales	$72,685	$78,093	$140,366	$146,061
Cost of sales	17,833	17,759	34,896	34,392
Gross profit	54,852	60,334	105,470	111,669
Operating expenses:
Selling, general and administrative	49,900	45,300	93,849	87,221
Research and development	31,712	24,256	58,589	45,475
In-process research and development	10,000	5,000	10,000	5,000
Litigation-related settlement	—	—	(30,000)	—
Total operating expenses	91,612	74,556	132,438	137,696
Loss from operations	(36,760)	(14,222)	(26,968)	(26,027)
Non-operating expense:
Interest income	384	342	671	725
Interest expense	(3,414)	(3,306)	(6,830)	(6,535)
Other expense, net	(5,851)	(88)	(6,811)	(1,627)
Total non-operating expense	(8,881)	(3,052)	(12,970)	(7,437)
Loss before taxes	(45,641)	(17,274)	(39,938)	(33,464)
Income tax (benefit) provision	(105)	208	221	487
Net loss	$(45,536)	$(17,482)	$(40,159)	$(33,951)

Basic and diluted net loss per share	$(0.96)	$(0.38)	$(0.85)	$(0.74)

Weighted average shares used to compute basic and diluted net loss per share	47,356	46,306	47,205	46,011

AUGUST 3, 2022

GAAP Balance Sheet

GLAUKOS CORPORATION

CONDENSED CONSOLIDATED BALANCE SHEETS

(in thousands, except par values)

	June 30,	December 31,
	2022	2021
	(unaudited)
Assets
Current assets:
Cash and cash equivalents	$102,553	$100,708
Short-term investments	288,637	313,343
Accounts receivable, net	36,032	33,438
Inventory	27,842	23,011
Prepaid expenses and other current assets	16,033	15,626
Total current assets	471,097	486,126
Restricted cash	9,128	9,416
Property and equipment, net	80,921	68,969
Operating lease right-of-use asset	26,451	28,142
Finance lease right-of-use asset	47,812	49,022
Intangible assets, net	320,325	332,781
Goodwill	66,134	66,134
Deposits and other assets	9,410	9,108
Total assets	$1,031,278	$1,049,698

Liabilities and stockholders' equity
Current liabilities:
Accounts payable	$21,294	$7,333
Accrued liabilities	48,214	56,027
Total current liabilities	69,508	63,360
Convertible senior notes	280,713	280,026
Operating lease liability	29,361	29,650
Finance lease liability	72,464	72,699
Deferred tax liability, net	7,307	7,318
Other liabilities	9,448	9,494
Total liabilities	468,801	462,547

Stockholders' equity:
Preferred stock, $0.001 par value; 5,000 shares authorized; no shares issued and outstanding	—	—
Common stock, $0.001 par value; 150,000 shares authorized; 47,448 and 46,993 shares issued and 47,420 and 46,965 shares outstanding at June 30, 2022 and December 31, 2021, respectively	48	47
Additional paid-in capital	971,646	952,432
Accumulated other comprehensive (loss) income	(3,715)	15
Accumulated deficit	(405,370)	(365,211)
Less treasury stock (28 shares as of June 30, 2022 and December 31, 2021)	(132)	(132)
Total stockholders' equity	562,477	587,151
Total liabilities and stockholders' equity	$1,031,278	$1,049,698

AUGUST 3, 2022

Primary GAAP to Non-GAAP Reconciliations

GLAUKOS CORPORATION

GAAP to Non-GAAP Reconciliations

(in thousands, except per share amounts and percentage data)

(unaudited)

	Q2 2022				Q2 2021
	GAAP	Adjustments		Non-GAAP	GAAP	Adjustments		Non-GAAP
Cost of sales	$17,833	$(5,546)	(a)	$12,287	$17,759	$(5,591)	(a)	$12,168

Gross Margin	75.5%	7.6%		83.1%	77.3%	7.1%		84.4%

Operating expenses:
Selling, general and administrative	$49,900	$(854)	(b)	$49,046	$45,300	$(1,666)	(b)(d)	$43,634
Research and development	$31,712	$—		$31,712	$24,256	$(140)	(c)	$24,116
Loss from operations	$(36,760)	$6,400		$(30,360)	$(14,222)	$7,397		$(6,825)
Net loss	$(45,536)	$6,400	(e)	$(39,136)	$(17,482)	$7,397	(e)	$(10,085)
Basic and diluted net loss per share	$(0.96)	$0.13		$(0.83)	$(0.38)	$0.16		$(0.22)

(a)	Cost of sales adjustments related to the acquisition of Avedro, Inc. (Avedro), including amortization of developed technology intangible assets and stock-based compensation expense related to replacement awards, totaling $5.5 million in Q2 2022 and $5.6 million in Q2 2021.
(b)	Avedro acquisition-related expenses, including amortization expense of customer relationship intangible assets and stock-based compensation expense related to replacement awards of $0.9 million in Q2 2022 and $1.0 million in Q2 2021.
(c)	Stock-based compensation expense related to replacement awards from the acquisition of Avedro.
(d)	Expenses related to the Company's patent infringement litigation and related matters of $0.7 million in Q2 2021.
(e)	Includes total tax effect for non-GAAP pre-tax adjustments. For non-GAAP adjustments associated with the U.S., the tax effect is $0 given the Company's U.S. taxable loss positions in both 2022 and 2021.

Note: Beginning this quarter, we are no longer excluding certain in-process R&D charges for non-GAAP reporting and disclosure purposes in response to and in accordance with the Securities and Exchange Commission’s latest indsutry correspondance on this matter. We have conformed all prior period amounts included herein to this new presentation.

AUGUST 3, 2022

Primary GAAP to Non-GAAP Reconciliations

GLAUKOS CORPORATION

GAAP to Non-GAAP Reconciliations

(in thousands, except per share amounts and percentage data)

(unaudited)

	Year-to-Date Q2 2022				Year-to-Date Q2 2021
	GAAP	Adjustments		Non-GAAP	GAAP	Adjustments		Non-GAAP
Cost of sales	$34,896	$(11,097)	(a)	$23,799	$34,392	$(11,191)	(a)	$23,201
Gross Margin	75.1%	7.9%		83.0%	76.5%	7.6%		84.1%

Operating expenses:
Selling, general and administrative	$93,849	$(1,745)	(b)	$92,104	$87,221	$(2,886)	(b)(e)	$84,335
Research and development	$58,589	$(127)	(c)	$58,462	$45,475	$(290)	(c)	$45,185
Litigation-related settlement	$(30,000)	$30,000	(d)	—	$—	$—		$—
Loss from operations	$(26,968)	$(17,031)		$(43,999)	$(26,027)	$14,367		$(11,660)
Net loss	$(40,159)	$(17,031)	(f)	$(57,190)	$(33,951)	$14,367	(f)	$(19,584)
Basic and diluted net loss per share	$(0.85)	$(0.36)		$(1.21)	$(0.74)	$0.31		$(0.43)

(a)	Cost of sales adjustments related to the acquisition of Avedro, Inc. (Avedro), including amortization of developed technology intangible assets and stock-based compensation expense related to replacement awards, totaling $11.1 million year-to-date Q2 2022 and $11.2 million year-to-date Q2 2021.
(b)	Avedro acquisition-related expenses, including amortization expense of customer relationship intangible assets and stock-based compensation expense related to replacement awards of $1.7 million year-to-date Q2 2022 and $2.0 million year-to-date Q2 2021.
(c)	Stock-based compensation expense related to replacement awards from the acquisition of Avedro of $0.1 million year-to-date Q2 2022 and $0.3 million year-to-date Q2 2021.
(d)	Settlement proceeds received related to the Company’s patent infringement litigation.
(e)	Expenses related to the Company's patent infringement litigation and related matters of $0.9 million year-to-date Q2 2021.
(f)	Includes total tax effect for non-GAAP pre-tax adjustments. For non-GAAP adjustments associated with the U.S., the tax effect is $0 given the Company's U.S. taxable loss positions in both 2022 and 2021.

Note: Beginning this quarter, we are no longer excluding certain in-process R&D charges for non-GAAP reporting and disclosure purposes in response to and in accordance with the Securities and Exchange Commission’s latest industry correspondance on this matter. We have conformed all prior period amounts included herein to this new presentation.

AUGUST 3, 2022

Additional GAAP to Non-GAAP Reconciliations

Reported Sales vs. Prior Periods (in thousands)
				Year-over-Year Percent Change			Quarter-over-Quarter Percent Change
	2Q 2022	2Q 2021	1Q 2022	Reported	Operations (1)	Currency (2)	Reported	Operations (1)	Currency (2)

International Glaucoma	$17,867	$16,411	$17,648	8.9%	19.7%	(10.8)%	1.2%	6.4%	(5.2)%

Total Net Sales	$72,685	$78,093	$67,681	(6.9)%	(4.6)%	(2.3)%	7.4%	8.7%	(1.4)%

(1)	Operational growth excludes the effect of translational currency
(2)	Calculated by converting the current period numbers using the prior period’s average foreign exchange rates

For Non-GAAP disclosures associated with the company’s quarterly results in the first quarter of 2022, please see reconciliation here.